POWER OF ATTORNEY

              The undersigned officer of FRANKLIN VALUE INVESTORS TRUST, a Delaware statutory trust (the "Registrant"), hereby appoints BRUCE G. LETO, ALISON M. FULLER, KRISTIN H. IVES, KAREN L. SKIDMORE, craig s. tyle, alison e. baur and STEVEN J. GRAY (with full power to each of them to act alone) his attorney-in-fact and agent, in all capacities, to execute, deliver and file in the name of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrant to comply with or register any security issued by the Registrant under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, with respect to the Registrant’s Registration Statement on Form N-14 relating to the proposed reorganization of Franklin MidCap Value Fund with and into Franklin Small Cap Value Fund, each a series of the Registrant, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority.  The undersigned grants to each of said attorneys, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

              The undersigned officer hereby executes this Power of Attorney as of the 5th day of July, 2017.

/s/PETER LANGERMAN
Peter Langerman, President and Chief Executive Officer - Investment Management